Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Third Quarter Results
– Delivers 4.2% Comparable Sales Growth –
– Raises 2024 Comp Sales and EPS Outlook –
●Delivered third quarter net sales of $3.06 billion and earnings per diluted share of $2.75 including the expected unfavorable impact from the calendar shift of approximately $105 million and $0.35 per diluted share, respectively
●Delivered year-to-date comparable sales growth of 4.7%, EBT margin of 11.8% and earnings per diluted share of $10.43
●Raises full year 2024 guidance for comparable sales growth to a range of 3.6% to 4.2%, up from 2.5% to 3.5% previously
●Raises full year 2024 earnings per diluted share guidance to a range of $13.65 to 13.95, up from $13.55 to 13.90 previously

"Our strong third quarter results demonstrate the significant momentum we have in our business. We continue to make strategic investments such as our House of Sport and DICK'S Field House concepts, where we are redefining sports retail and creating strong engagement with our athletes, brand partners and communities, that will fuel our long-term growth. Sport continues to have a strong influence on culture, and culture on sport, and our House of Sport concept is uniquely positioned to meet the needs of athletes as they look for the best of performance as well as the lifestyle of sport."
Ed Stack, Executive Chairman
"We are very proud of our Q3 results and our performance year-to-date. Our third quarter comp sales grew 4.2%, driven by a continued focus on our strategic pillars and great execution from our team. We had an excellent back-to-school season and continued to gain market share. As a result of our strong performance in the quarter and the continued confidence we have in our business, we are again raising our full year outlook. We believe our differentiated product, quality service and powerful omni-channel experience will resonate well with our athletes this holiday season."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, November 26, 2024 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended November 2, 2024.

Third Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	November 2, 2024	October 28, 2023
Net sales (2)	$3,057	$3,042	$15	0.5%
Comparable sales (2) (3)	4.2%	1.9%
Income before income taxes (% of net sales) (4)	9.7%	8.8%	89 bps
Non-GAAP income before income taxes (% of net sales) (4) (5)	9.7%	10.6%	(84) bps
Net income	$228	$201	$27	13%
Non-GAAP net income (5)	$228	$240	$(12)	(5)%
Earnings per diluted share (2)	$2.75	$2.39	$0.36	15%
Non-GAAP earnings per diluted share (2) (5)	$2.75	$2.85	$(0.10)	(4)%

Year-to-Date Operating Results (dollars in millions, except per share data)	39 Weeks Ended		Change (1)
	November 2, 2024	October 28, 2023
Net sales (2)	$9,549	$9,108	$441	4.8%
Comparable sales (2) (3)	4.7%	2.5%
Income before income taxes (% of net sales) (4)	11.8%	10.1%	162 bps
Non-GAAP income before income taxes (% of net sales) (4) (5)	11.8%	10.7%	104 bps
Effective tax rate	22.9%	18.7%	414 bps
Net income	$865	$750	$115	15%
Non-GAAP net income (5)	$865	$789	$76	10%
Earnings per diluted share (2)	$10.43	$8.63	$1.80	21%
Non-GAAP earnings per diluted share (2) (5)	$10.43	$9.08	$1.35	15%

Balance Sheet (in millions)	As of November 2, 2024	As of October 28, 2023	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,459	$1,406	$52	4%
Inventories, net	$3,726	$3,283	$443	13%
Total debt (6)	$1,484	$1,483	$1	—%

Capital Allocation (in millions)	39 Weeks Ended		$ Change (1)	% Change (1)
	November 2, 2024	October 28, 2023
Share repurchases (7)	$170	$649	$(478)	(74)%
Dividends paid (8)	$273	$271	$3	1%
Gross capital expenditures	$566	$410	$156	38%
Net capital expenditures (5)	$511	$369	$142	39%

Notes
1.Column may not recalculate due to rounding.
2.Due to the 53rd week in fiscal 2023, there is a one-week shift in the fiscal 2024 calendar compared to the prior year, which unfavorably impacted net sales comparisons for the third quarter by approximately $105 million, or approximately $0.35 per diluted share, and favorably impacted the year-to-date period by approximately $35 million, or approximately $0.10 per diluted share. Comparable sales for fiscal 2024 are calculated by shifting the prior year period by one week to compare similar calendar weeks.
3.Beginning in fiscal 2024, we revised our method for calculating comparable sales to include GameChanger revenue. Prior year information has been revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 14, 2024.
4.Also referred to by management as earnings before income taxes ("EBT").
5.In the fiscal 2024 period, there were no non-GAAP adjustments to reported EBT margin, net income or earnings per diluted share. The fiscal 2023 period reflects non-GAAP adjustments for charges from the Company's business optimization, which was completed in 2023 to better align its talent, organization design and spending in support of its most critical strategies. For additional information, see GAAP to non-GAAP reconciliations included in tables later in the release under the heading "GAAP to Non-GAAP Reconciliations."
6.The Company had no outstanding borrowings under its revolving credit facility in 2024 and 2023.
7.During the 39 weeks ended November 2, 2024, the Company repurchased 0.8 million shares of its common stock under its share repurchase program at an average price of $203.98 per share, for a total cost of $170.3 million. The Company has $609.3 million remaining under its authorization as of November 2, 2024.
8.The Company declared and paid quarterly dividends of $1.10 per share in fiscal 2024 and $1.00 per share in fiscal 2023.

Quarterly Dividend
On November 25, 2024, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.10 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on December 27, 2024 to stockholders of record at the close of business on December 13, 2024.

Full Year 2024 Outlook
The Company's Full Year Outlook for 2024 is presented below:

Metric	2024 Outlook
Earnings per diluted share	●$13.65 to 13.95 •Based on approximately 83 million diluted shares outstanding •Based on an effective tax rate of approximately 23%
Net sales	●$13.2 billion to 13.3 billion
Comparable sales	●Growth of 3.6% to 4.2%
Capital expenditures	●Approximately $900 million on a gross basis ●Approximately $800 million on a net basis

Store Count and Square Footage
The following tables summarize store activity for the periods indicated:

	39 Weeks Ended November 2, 2024			39 Weeks Ended October 28, 2023
	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)
Beginning stores	724	131	855	728	125	853
Q1 New stores	1	3	4	—	—	—
Q2 New stores	2	5	7	—	1	1
Q3 New stores	2	1	3	1	9	10
Stores acquired	—	—	—	—	12	12
Closed stores	2	3	5	4	3	7
Ending stores	727 (3)	137	864	725	144	869
Relocated stores	8	3	11	16	2	18

Square Footage: (in millions)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)(4)
Q1 2023	39.2	3.4	42.6
Q2 2023	39.0	3.4	42.4
Q3 2023	39.2	3.6	42.7
Q4 2023	39.3	3.4	42.7
Q1 2024	39.4	3.5	42.9
Q2 2024	39.6	3.7	43.2
Q3 2024	39.9	3.7	43.5

(1)Includes our Golf Galaxy, Public Lands, Going Going Gone! and other specialty concept stores. As of November 2, 2024, we operated 109 Golf Galaxy stores, 8 Public Lands stores, and 20 Going Going Gone! stores. As of October 28, 2023, we operated 104 Golf Galaxy stores, 7 Public Lands stores, 17 Going Going Gone! stores and other specialty concept stores. In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of November 2, 2024, the Company operated 19 combo stores.
(2)Excludes temporary value chain locations, of which the Company operated 30 and 41 as of November 2, 2024 and October 28, 2023, respectively.
(3)As of November 2, 2024, includes 17 DICK'S House of Sport stores, with five new openings during fiscal 2024, three of which were relocated and one of which was remodeled from prior store locations. As of November 2, 2024, includes 22 DICK'S Field House stores, with eleven new openings during fiscal 2024, four of which were relocated and three of which were remodeled from prior store locations.
(4)Column may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP EBT margin, non-GAAP net income, non-GAAP earnings per diluted share and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2024 outlook for earnings, sales, and capital expenditures; momentum in our business; our growth opportunities, including sales and earnings through positive comps, higher gross margin and SG&A leverage; the repositioning of our real estate portfolio; access to differentiated products; execution of our core strategies; demand from our athletes; expected share repurchases; the expected increased dividend on an annualized basis; and the health and positioning of our inventory.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, inflation, elevated interest rates and recessionary pressures, adverse changes in consumer disposable income, consumer confidence and perception of economic conditions, including the instability in the banking sector, geopolitical conflicts (including the conflicts in Ukraine and the Middle East) and the threat or outbreak of further conflicts, terrorism or public unrest and changes in consumer discretionary spending; changes in the competitive market and competition amongst retailers and increasing direct competition from vendors; fluctuations in product costs and availability; international risks and costs, including foreign trade issues, currency exchange rate fluctuations, shipment delays and supply chain disruptions and political instability; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; our investments in vertical brand offerings and new specialty concept stores; our investments in GameChanger, our sports technology platform; reputational harm or negative reactions from customers, vendors and stockholders regarding Company policy changes or advocacy efforts related to social and political issues; investments in strategic plans and initiatives not producing the anticipated benefits within the expected time-frame or at all; an ability to execute our real estate strategy and risks associated with the brick and mortar retail store model; risks related to our distribution and fulfillment network; unauthorized disclosure of sensitive or confidential customer information or disruptions or other problems with our information systems, including our eCommerce platform; our ability to hire and retain quality teammates, including store managers and sales associates, increasing labor costs or the loss of key personnel; weather-related risks and seasonality of certain categories of the Company's operations; our ability to protect against inventory shrink; the ability of suppliers, distributors and manufacturers to provide us with sufficient quantities of quality product in a timely fashion; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; product safety and labeling concerns; various types of litigation and other claims and sufficient insurance with respect thereto; our ability to protect our intellectual property rights or claims of infringement by third parties; the performance of professional sports teams and other factors relating to professional sports leagues and key athletes; and the availability of adequate capital; the issuance of quarterly cash dividends and our repurchase activity, if any; and obligations and other provisions related to our indebtedness.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report on Form 10-K, filed with the SEC on March 28, 2024. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info
The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 2, 2024	% of Sales	October 28, 2023	% of Sales

Net sales	$3,057,181	100.00%	$3,042,405	100.00%
Cost of goods sold, including occupancy and distribution costs	1,963,737	64.23	1,980,942	65.11

GROSS PROFIT	1,093,444	35.77	1,061,463	34.89

Selling, general and administrative expenses	790,621	25.86	768,188	25.25
Pre-opening expenses	16,779	0.55	20,331	0.67

INCOME FROM OPERATIONS	286,044	9.36	272,944	8.97

Interest expense	12,947	0.42	14,382	0.47
Other (income) expense	(23,976)	(0.78)	(10,084)	(0.33)

INCOME BEFORE INCOME TAXES	297,073	9.72	268,646	8.83

Provision for income taxes	69,260	2.27	67,540	2.22

NET INCOME	$227,813	7.45%	$201,106	6.61%

EARNINGS PER COMMON SHARE:
Basic	$2.83		$2.46
Diluted	$2.75		$2.39

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,404		81,772
Diluted	82,776		84,291

Beginning in 2024, the Company included grand opening advertising costs within pre-opening expenses, which were historically included within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to our current year presentation.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 2, 2024	% of Sales	October 28, 2023	% of Sales (1)

Net sales	$9,549,200	100.00%	$9,108,228	100.00%
Cost of goods sold, including occupancy and distribution costs	6,084,762	63.72	5,908,672	64.87

GROSS PROFIT	3,464,438	36.28	3,199,556	35.13

Selling, general and administrative expenses	2,330,692	24.41	2,226,820	24.45
Pre-opening expenses	46,806	0.49	62,408	0.69

INCOME FROM OPERATIONS	1,086,940	11.38	910,328	9.99

Interest expense	40,304	0.42	43,809	0.48
Other (income) expense	(75,124)	(0.79)	(56,288)	(0.62)

INCOME BEFORE INCOME TAXES	1,121,760	11.75	922,807	10.13

Provision for income taxes	256,422	2.69	172,721	1.90

NET INCOME	$865,338	9.06%	$750,086	8.24%

EARNINGS PER COMMON SHARE:
Basic	$10.75		$9.04
Diluted	$10.43		$8.63

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,473		82,995
Diluted	82,979		86,913

(1) Column does not add due to rounding

Beginning in 2024, the Company included grand opening advertising costs within pre-opening expenses, which were historically included within selling, general and administrative expenses. Prior period amounts have been reclassified to conform to our current year presentation.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	November 2, 2024	October 28, 2023	February 3, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,458,655	$1,406,214	$1,801,220
Accounts receivable, net	217,863	140,791	114,877
Income taxes receivable	7,806	9,118	4,108
Inventories, net	3,725,912	3,282,911	2,848,797
Prepaid expenses and other current assets	125,723	104,963	121,047
Total current assets	5,535,959	4,943,997	4,890,049

Property and equipment, net	1,958,017	1,569,703	1,638,161
Operating lease assets	2,382,697	2,243,025	2,257,482
Intangible assets, net	56,472	56,754	56,663
Goodwill	245,857	245,857	245,857
Deferred income taxes	42,031	30,817	37,846
Other assets	230,778	192,173	185,694
TOTAL ASSETS	$10,451,811	$9,282,326	$9,311,752

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,699,957	$1,630,402	$1,288,728
Accrued expenses	665,678	550,006	551,369
Operating lease liabilities	517,968	485,033	492,856
Income taxes payable	11,241	42,010	54,508
Deferred revenue and other liabilities	322,888	281,943	364,933
Total current liabilities	3,217,732	2,989,394	2,752,394
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior notes	1,483,975	1,483,026	1,483,260
Long-term operating lease liabilities	2,487,303	2,264,941	2,287,714
Other long-term liabilities	199,416	160,261	171,103
Total long-term liabilities	4,170,694	3,908,228	3,942,077
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	569	568	568
Class B common stock	236	236	236
Additional paid-in capital	1,470,946	1,430,802	1,448,855
Retained earnings	6,183,406	5,374,573	5,588,914
Accumulated other comprehensive loss	(519)	(462)	(329)
Treasury stock, at cost	(4,591,253)	(4,421,013)	(4,420,963)
Total stockholders' equity	3,063,385	2,384,704	2,617,281
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,451,811	$9,282,326	$9,311,752

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	39 Weeks Ended
	November 2, 2024	October 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$865,338	$750,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	290,360	271,368
Amortization of deferred financing fees and debt discount	1,747	1,786
Deferred income taxes	(4,185)	10,372
Stock-based compensation	50,716	39,552
Other, net	(6,795)	9,182
Changes in assets and liabilities:
Accounts receivable	(25,055)	(25,831)
Inventories	(877,115)	(415,291)
Prepaid expenses and other assets	(7,839)	(2,253)
Accounts payable	404,685	256,141
Accrued expenses	62,024	(21,473)
Income taxes payable / receivable	(48,518)	11,659
Construction allowances provided by landlords	54,445	40,624
Deferred revenue and other liabilities	(24,586)	(56,835)
Operating lease assets and liabilities	(54,915)	(104,373)
Net cash provided by operating activities	680,307	764,714
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(565,569)	(409,527)
Proceeds from sale of other assets	11,872	27,500
Other investing activities	(3,548)	(51,298)
Net cash used in investing activities	(557,245)	(433,325)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of convertible senior notes	—	(137)
Payments on finance lease obligations	—	(609)
Proceeds from exercise of stock options	13,277	13,924
Minimum tax withholding requirements	(41,893)	(97,956)
Cash paid for treasury stock	(170,268)	(648,554)
Cash dividends paid to stockholders	(273,097)	(270,596)
Increase in bank overdraft	6,544	154,577
Net cash used in financing activities	(465,437)	(849,351)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(190)	(210)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(342,565)	(518,172)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,801,220	1,924,386
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,458,655	$1,406,214

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended November 2, 2024

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$790,621	$(23,976)	$297,073	$227,813	$2.75
% of Net Sales	25.86%	(0.78)%	9.72%	7.45%
Deferred compensation plan adjustments (1)	(3,476)	3,476	—	—
Non-GAAP Basis	$787,145	$(20,500)	$297,073	$227,813	$2.75
% of Net Sales	25.75%	(0.67)%	9.72%	7.45%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	39 Weeks Ended November 2, 2024

	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$2,330,692	$(75,124)	$1,121,760	$865,338	$10.43
% of Net Sales	24.41%	(0.79)%	11.75%	9.06%
Deferred compensation plan adjustments (1)	(17,622)	17,622	—	—
Non-GAAP Basis	$2,313,070	$(57,502)	$1,121,760	$865,338	$10.43
% of Net Sales	24.22%	(0.60)%	11.75%	9.06%
(1)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.

	13 Weeks Ended October 28, 2023

	Gross profit	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$1,061,463	$768,188	$(10,084)	$268,646	$201,106	$2.39
% of Net Sales	34.89%	25.25%	(0.33)%	8.83%	6.61%
Business optimization charges (1)	6,323	(46,174)	—	52,497	38,848
Deferred compensation plan adjustments (2)	—	12,046	(12,046)	—	—
Non-GAAP Basis	$1,067,786	$734,060	$(22,130)	$321,143	$239,954	$2.85
% of Net Sales	35.10%	24.13%	(0.73)%	10.56%	7.89%
(1)Included $23.3 million of severance-related costs, $22.9 million of non-cash impairments of store and intangible assets and a $6.3 million write-down of inventory.
(2)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

	39 Weeks Ended October 28, 2023

	Gross profit	Selling, general and administrative expenses	Other (income) expense	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$3,199,556	$2,226,820	$(56,288)	$922,807	$750,086	$8.63
% of Net Sales	35.13%	24.45%	(0.62)%	10.13%	8.24%
Business optimization charges (1)	6,323	(46,174)	—	52,497	38,848
Deferred compensation plan adjustments (2)	—	2,137	(2,137)	—	—
Non-GAAP Basis	$3,205,879	$2,182,783	$(58,425)	$975,304	$788,934	$9.08
% of Net Sales	35.20%	23.96%	(0.64)%	10.71%	8.66%
(1)Included $23.3 million of severance-related costs, $22.9 million of non-cash impairments of store and intangible assets and a $6.3 million write-down of inventory.
(2)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	39 Weeks Ended
	November 2, 2024	October 28, 2023
Gross capital expenditures	$(565,569)	$(409,527)
Construction allowances provided by landlords	54,445	40,624
Net capital expenditures	$(511,124)	$(368,903)